UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2012

UNITED NATURAL FOODS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-21531	05-0376157
(State or Other Jurisdiction	(Commission	(I.R.S. Employer Identification
of Incorporation)	File Number)	No.)

313 Iron Horse Way, Providence, RI 02908

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:   (401) 528-8634

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On February 2, 2012 the Board of Directors (the “Board”) of United Natural Foods, Inc., a Delaware corporation (the “Company”), elected Richard J. Schnieders to the Company’s Board as a Class I director.  Mr. Schnieders’ term will expire, along with the terms of the other Class I directors, at the Company’s next annual meeting of stockholders which is expected to be held in December 2012. There are no arrangements or understandings between Mr. Schnieders and any other persons pursuant to which he was selected as a director. Additionally, there are no transactions involving the Company and Mr. Schnieders that the Company would be required to report pursuant to Item 404(a) of Regulation S-K.

Mr. Schnieders, age 63, was employed by SYSCO Corporation (“SYSCO”) from 1982 until 2009. During his tenure with SYSCO, Mr. Schnieders most recently served as a director from July 1997 through June 2009, including as executive Chairman of the Board from January 2003 through June 2009. Mr. Schnieders also served as SYSCO’s Chief Executive Officer from January 2003 through March 2009.  Prior to that role, Mr. Schnieders served as SYSCO’s Chief Operating Officer beginning in January 2000 and as President beginning in July 2000, each through December 2002. Mr. Schnieders also served as President from July 2005 until he stepped down from that position on July 1, 2007.  Since 2009, Mr. Schnieders has focused on sustainable solutions that increase access to fresh food, provide nutritional education, and empower local communities. Recently, Mr. Schnieders and his wife co-founded a new venture to provide healthy, affordable food to underserved communities.

Mr. Schnieders will receive compensation in accordance with the Company’s existing compensation arrangements for non-employee directors, which are described under the caption “Compensation of our Non-Employee Directors” in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on November 2, 2011, and currently include a mixture of a cash retainer, cash paid for board and committee meetings attended, in person or by telephone, and equity-based awards consisting of non-qualified stock options and restricted stock units.  Mr. Schnieders will also be eligible to participate in the Company’s deferred compensation plan, pursuant to which he will be permitted to defer up to 100% of his director fees and restricted stock units. The Company has also entered into an Indemnification Agreement with Mr. Schnieders in substantially the form of the Form Indemnification Agreement for Directors and Officers filed by the Company as an exhibit to the Company’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on June 11, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED NATURAL FOODS, INC.

		By:	/s/ Mark E. Shamber
		Name:	Mark E. Shamber
		Title:	Senior Vice President, Chief Financial
Officer and Treasurer

Date:	February 6, 2012